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                                                                   EXHIBIT 10.23


                  SECURITIES PURCHASE AND STOCKHOLDERS' AGREEMENT, dated as of May 24, 1999, among THE J.H. HEAFNER COMPANY, INC., a North Carolina corporation (the "Company"), and each management stockholder named on the signature pages hereto (a "Purchaser" and, collectively, the "Purchasers").

                                  Introduction

                  The Company desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Company, that number of shares (the "Purchased Shares") of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), set forth in Exhibit A attached hereto.

                  Certain of the Purchasers are also parties to a Securities Purchase and Stockholders' Agreement, dated as of May 27, 1997 (the "1997 Purchase Agreement"), with the Company, pursuant to which such Purchasers (the "1997 Purchasers") purchased shares (the "1997 Shares") of Class A Common Stock in the Company and pursuant to which the Purchasers agreed to certain terms and conditions regarding their ownership of such shares of Class A Common Stock. The 1997 Purchasers and the Company desire that, with respect to the 1997 Shares, in the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the 1997 Purchase Agreement, the terms and conditions of this Agreement shall control.

                  In addition to the terms of the issuance, sale and purchase of the Purchased Shares, the Company and the Purchasers desire to set forth herein certain matters regarding the continued ownership of shares of Class A Common Stock by the Purchasers (the 1997 Shares and the shares of Class A Common Stock now or hereafter acquired by the Purchasers are referred to herein as the "Shares").

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                Purchase and Sale

                  SECTION 1.1. Purchase and Sale of Common Stock. The Company hereby issues and sells to each Purchaser, and each Purchaser hereby acquires from the Company, on the date hereof, that number of Purchased Shares set forth on Exhibit A hereto for a purchase price of $9.00 per Share (the "Purchase Price"), in cash, payable by wire transfer of immediately available funds to an account heretofore designated to the Purchaser by the Company, by certified bank check or money order payable to the Company, or pursuant to the terms of a promissory note in the form attached to this Agreement as Exhibit B. The Purchased Shares shall have the respective rights and preferences of other shares of Class A Common Stock as set forth in the Company's Amended and Restated Articles of Incorporation, a copy of which is attached to this Agreement as Exhibit C.


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                  SECTION 1.2. Delivery of Certificates. The Company is hereby issuing and selling to each Purchaser such Purchaser's Purchased Shares by delivering to such Purchaser a duly executed certificate or certificates representing the Purchased Shares registered in the name of such Purchaser, with appropriate issue stamps, if any, affixed at the expense of the Company, free and clear of all security interests, liens, pledges, charges, options, rights of first refusal, mortgages, indentures, security agreements or other claims, encumbrances, agreements, arrangements or commitments of any kind or character, whether written or oral and whether or not relating in any way to credit or the borrowing of money ("Claims"), and the Purchaser is hereby purchasing the Shares for the Purchase Price applicable thereto.

                                   ARTICLE II

                  Representations and Warranties of the Company

                  The Company represents and warrants to the Purchasers as follows:

                  SECTION 2.1. Organization Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

                  SECTION 2.2. Authority; Binding Agreements. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  SECTION 2.3. Conflicts; Consents. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby and compliance by the Company with any of the provisions hereof do not and will not (i) conflict with or result in a breach of the articles of incorporation, by-laws or other constitutive documents of the Company, (ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond, lease, mortgage, indenture, or any license, franchise, permit, agreement or other instrument or obligation to which the Company is a party, or by which the Company or any of the Company's properties or assets may be bound or affected, except for such conflicts, breaches or defaults as to which requisite waivers or consents have been obtained, (iii) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to the Company or any of the Company's properties or assets or (iv) result in the creation or imposition of any Claim upon any of the Company's properties or assets. No consent or approval by, or notification of or filing with, any person is required in connection with the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby.

                  SECTION 2.4. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, of which 10,000,000 shares



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consists of Class A Common Stock and 20,000,000 shares consists of Class B
Common Stock, 7,000 shares of Series A Cumulative Redeemable Preferred Stock, par value $.01 per share, and 4,500 shares of Series B Cumulative Redeemable Preferred Stock, par value $.01 per share (collectively, with the Series A Cumulative Redeemable Preferred Stock, the "Preferred Stock"), and as of the date hereof, all of such securities are issued and outstanding except for 24,902,333 shares of Common Stock authorized but not issued, of which 6,303,000 shares consists of authorized but unissued Class A Common Stock and 18,599,333 shares consists of authorized but unissued Class B Common Stock. All such issued shares of capital stock of the Company have been duly authorized and are fully paid and non-assessable. Except for (i) 1,034,000 shares of Class A Common Stock reserved for issuance upon exercise of the warrants held by The 1818 Mezzanine Fund, L.P. (the "Warrants"), (ii) 522,500 shares of Class A Common Stock reserved for issuance under the Company's 1997 Stock Option Plan (the "1997 Option Plan") and (iii) 1,050,000 shares of Class A Common Stock reserved for issuance under the Company's 1999 Stock Option Plan (the "1999 Option Plan", and collectively with the 1997 Option Plan, the "Option Plans"), there are no shares of capital stock of the Company reserved for issuance. Except for options granted under the Option Plans and for the Warrants, there are no options, warrants or other rights to purchase shares of capital stock or other securities of the Company or any of its subsidiaries, nor is the Company or any of its subsidiaries obligated in any manner to issue shares of its capital stock or other securities.

                                   ARTICLE III

                Representations and Warranties of the Purchasers

                  Each of the Purchasers severally represents and warrants to the Company as follows:

                  SECTION 3.1. Capacity; Binding Agreements. Such Purchaser has all requisite capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Purchaser, and constitutes the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

                  SECTION 3.2. Conflicts; Consents. The execution and delivery by such Purchaser of this Agreement, the consummation of the transactions contemplated hereby and compliance by such Purchaser with any of the provisions hereof do not and will not (i) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond, lease, mortgage, indenture, or any license, franchise, permit, agreement or other instrument or obligation to which such Purchaser is a party, or by which such Purchaser or any of such Purchaser's properties or assets may be bound or affected, except for such conflicts, breaches or defaults as to which requisite waivers or consents have been obtained, (ii) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to such Purchaser or any of such Purchaser's properties or assets or (iii) result in the creation or imposition of any Claim upon any of such Purchaser's properties or assets.



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                  SECTION 3.3. Purchase for Own Account. (a) The Purchased
Shares to be acquired by such Purchaser pursuant to this Agreement are being acquired for his own account and the Purchaser has no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state thereof. If such Purchaser should in the future decide to dispose of any of the Purchased Shares, such Purchaser understands and agrees that he may do so only in compliance with this Agreement and with the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, as then in effect, and that stop-transfer instructions to that effect, where applicable, will be in effect with respect to such securities. If such Purchaser should decide to dispose of any Shares, such Purchaser, if requested by the Company, will have the obligation in connection with such disposition, at such Purchaser's expense, of delivering an opinion of counsel of recognized standing in securities law in connection with such disposition to the effect that the proposed disposition of the Shares will not be in violation of the Securities Act or any applicable state securities laws and, assuming such opinion is required and is otherwise appropriate in form and substance under the circumstances, the Company will accept, and will recommend to any applicable transfer agent or trustee for such securities that it accept, such opinion.

                  (b) Such Purchaser agrees to the imprinting of a legend on certificates representing all of the Shares to the following effect:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES. THE TRANSFER OF ANY SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER LIMITED BY THE PROVISIONS OF THE SECURITIES PURCHASE AND STOCKHOLDERS' AGREEMENT AMONG THE J.H. HEAFNER COMPANY, INC. AND THE MANAGEMENT STOCKHOLDERS IDENTIFIED THEREIN, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICE OF THE COMPANY."

                  SECTION 3.4. Nature of Purchaser. Such Purchaser acknowledges that the offer and sale of the Purchased Shares is intended to be exempt from registration under the Securities Act. Such Purchaser is (i) a director, president, vice president in charge of a principal business unit, division or function or other officer of the Company who performs a policy making function for the Company, (ii) an individual with a net worth, or joint net worth with such Purchaser's spouse, at the date hereof in excess of $1,000,000, (iii) an individual with an income in excess of $200,000 in each of the two most recent years or joint income with such Purchaser's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching



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the same income level in the current year or (iv) an individual who has appointed a "purchaser representative" as described in Section 5.6 to act as such Purchaser's representative to assist such Purchaser in evaluating the purchase of the Purchased Shares. Such Purchaser has such knowledge and experience in financial and business matters so that he is capable of evaluating the relative merits and risks of purchasing the Purchased Shares. Such Purchaser has adequate means of providing for his current economic needs and possible personal contingencies, has no need for liquidity in his investment in the Company and is able financially to bear the risks of such investment.

                  SECTION 3.5. Information. All documents, records and books pertaining to the investment in the Purchased Shares and requested by such Purchaser or his purchaser representative, if any, have been made available or delivered to such Purchaser. Each Purchaser has been given full access to all material information concerning the condition, business, operations, proposed operations and prospects of Purchaser, including (i) the Annual Report on Form 10-K most recently filed with the SEC by the Company, (ii) all Quarterly Reports on Form 10-Q filed with the SEC by the Company since the date of such Annual Report and (iii) all Reports on Form 8-K filed with the SEC by the Company since the date of such Annual Report (receipt of copies of each of which is hereby acknowledged by each Purchaser). Such Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and to ask questions of and receive answers from the Company concerning such matters. All such questions, if any, have been answered to the full satisfaction of such Purchaser and his purchaser representative, if any, and such Purchaser has received all information about the Company which such Purchaser or his purchaser representative, if any, desires, including information which such Purchaser or purchaser representative deems necessary to verify the accuracy of information the Company has furnished to such Purchaser.

                                   ARTICLE IV

                            Transferability of Shares

                  SECTION 4.1. Stock Transfer Restrictions. None of the Purchasers shall sell, assign, pledge, give away or otherwise transfer (a "Transfer") any Shares except in accordance with the procedures set forth in this Agreement. Any attempted Transfer of Shares not permitted by this Agreement shall be null and void, and the Company shall not in any way give effect to any such Transfer. Any proposed Transfer of Shares shall be null and void, and the Company shall not in any way give effect to any such Transfer, unless the transferee of such Shares who is not, immediately prior to such Transfer, a Purchaser shall agree in writing to be bound by and comply with the provisions of this Agreement

                  SECTION 4.2. Termination of Employment. (a) Termination by Company for Cause or by Purchaser without Good Reason. If the Company shall terminate a Purchaser's employment for "Cause" or a Purchaser shall terminate his employment with the Company other than for "Good Reason" (as such terms are defined below), the Company shall have the right, commencing on the date of such termination and continuing until the first anniversary thereof, to purchase all of such Purchaser's Shares at the Repurchase Price (as defined below) applicable




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thereto; provided that if and to the extent that, prior to such first anniversary, the Company is prohibited under the terms of any loan agreement, indenture, note or other agreement from making such repurchase, in whole or in part, the Company shall have the right to purchase such Shares until the expiration of 45 days after such first anniversary. In the event the Company does not exercise its right to purchase such Shares, or is unable to purchase such Shares, and so long as the Principal Shareholders then own more than 50% of the Combined Voting Power of the then outstanding shares of capital stock of the Company, then the Company shall so notify the Principal Shareholders in writing no later than the first anniversary of the date of the termination triggering the right to purchase, and for a period of 60 days following the first anniversary of such termination the Principal Shareholders (through their agent Charlesbank Capital Partners, LLC) shall have all the rights conferred on the Company pursuant to this Section 4.2(a). For purposes of this Section 4.2, "Company" shall include any subsidiary of the Company with respect to a Purchaser employed directly by such subsidiary.

                  For purposes of this Agreement,

                  "Cause", with respect to any Purchaser, has the meaning set forth in the executive severance or employment agreement, if any, then in effect between the Company and such Purchaser or, in the absence of such an agreement, shall mean (i) such Purchaser's conviction of, or plea of guilty or nolo contendere to a felony, (ii) such Purchaser's gross negligence in the performance of his employment services to the Company, which is not corrected within 15 business days after written notice, (iii) such Purchaser's knowingly dishonest act, or knowing bad faith or willful misconduct in the performance of such services to the material detriment of the Company, which is not corrected within 15 business days after written notice, or (iv) such Purchaser's other material breach of his obligations as an employee or officer of the Company which is not corrected within a reasonable period of time (determined in light of the cure appropriate to such material breach, but in no event less than 15 business days) after written notice.

                  "Combined Voting Power" with respect to capital stock of the Company means the number of votes such stock is normally entitled (without regard to the occurrence of any contingency) to vote in an election of the directors of the Company.

                  "EBITDA" means earnings before interest, taxes, depreciation, and amortization as reflected in the Company's financial statements for the four full fiscal quarters immediately preceding the date on which such termination shall have occurred. Adjustments for unusual items will be made in the reasonable discretion of the Board of Directors of the Company, after consultation with the Chief Executive Officer of the Company.

                  "Good Reason", with respect to any Purchaser, has the meaning set forth in the executive severance or employment agreement, if any, then in effect between the Company and such Purchaser or, in the absence of such an agreement, shall mean any of the following, unless the basis for such Good Reason is cured within a reasonable period of time (determined in light of the cure appropriate to the basis of such Good Reason, but in no event less than 15 business days) after the Company receives written notice specifying the basis of such Good Reason: (i)



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the failure of the Company to pay any undisputed amount due to such Purchaser in connection with his employment by the Company or a substantial diminution in benefits provided pursuant to such employment other than a reduction in benefits or salary applicable to all of the Company's bonus eligible employees, (ii) a substantial diminution in the status, position and responsibilities of such Purchaser that is not instituted to all employees of the Company or (iii) the Company requiring the Purchaser to be based at any office or location that requires a relocation or commute greater than 50 miles from the office or location to which such Purchaser is currently assigned; provided, however, that Good Reason shall not be deemed to exist due to the travel requirements consistent with the performance of the Purchaser's employment services.

                  "Principal Shareholders" means (i) Charlesbank Equity Fund IV, Limited Partnership and the investors in such fund, (ii) Charlesbank Equity Fund IV G.P. Limited Partnership, (iii) Charlesbank Capital Partners, LLC (and any other fund managed by Charlesbank Capital Partners, LLC), (iv) any investor (other than The 1818 Mezzanine Fund, L.P.) whose investment in the Company is approved by the representative of management on the board of the Company, (v) any new investors in the Company designated as Principal Shareholders by Charlesbank Capital Partners, LLC within one year of the initial investment by Charlesbank Equity Fund IV, Limited Partnership, and (vi) any corporation, partnership, limited liability company or other entity a majority of the capital stock or other ownership interests of which are directly or indirectly owned by any of the foregoing.

                  "Repurchase Price" means, with respect to each Share owned by any Purchaser, (a) in the event of any termination, excluding a termination described in clause (b) below, the greater of (i) the Purchase Price applicable thereto, and (ii) the quotient obtained by dividing the Net Equity Value by the total number of shares of Common Stock outstanding on the date of termination of such Purchaser's employment (on a fully diluted basis, after assuming the issuance of shares of Common Stock pursuant to the exercise of in-the-money options granted under the Option Plans and in-the-money Warrants), (b) in the event of a termination (i) by the Company for Cause or (ii) within 24 months of the date hereof, by a Purchaser other than for Good Reason, the Purchase Price applicable thereto, and (c) notwithstanding the terms of clauses (a) and (b) above, in the event of a termination by the Company for a Specified Cause Event or in the event that following termination for any reason the Purchaser violates the confidentiality or non-compete provisions of any executive severance, employment or non-competition agreement with the Company, the lesser of (i) the Purchase Price applicable thereto and (ii) the quotient obtained by dividing the Net Equity Value by the total number of shares of Common Stock outstanding on the date of termination of such Purchaser's employment (on a fully diluted basis, after assuming the issuance of shares of Common Stock pursuant to the exercise of in-the-money options granted under the Option Plans and in-the-money Warrants). "Net Equity Value" means the sum of (x) 6 times the Company's EBITDA plus (y) the aggregate exercise price of all in-the-money options granted under the Option Plans and all in-the-money Warrants, less (z) the aggregate amount of principal of and interest on (in the case of debt) and liquidation value of (in the case of capital stock) all debt for borrowed money and Preferred Stock (or any replacements therefor) owed or outstanding as of the date of such termination.



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                  "Specified Cause Event" means (1) a proven or admitted act of fraud, misappropriation or embezzlement by the Purchaser that is detrimental to the Company or (2) the Purchaser's conviction of or plea of guilty or nolo contendere to a felony that is related to the Company or the performance of the Purchaser's services for the Company.

                  (b) Termination by Company other than for Cause or by Purchaser with Good Reason. If the Company shall terminate a Purchaser's employment other than for Cause or a Purchaser shall terminate his employment with the Company for Good Reason, such Purchaser shall have the right, commencing on the date of such termination and continuing until the first anniversary thereof, to require the Company to purchase all of such Purchaser's Shares at the Repurchase Price applicable thereto; provided that if and to the extent that, prior to such first anniversary, the Company is prohibited under the terms of any loan agreement, indenture, note or other agreement from purchasing such Shares to the extent so required by a Purchaser, the Company shall not be obligated to make such purchase until it is no longer prohibited from doing so, in which case payment shall be made promptly after the removal of such prohibition. In the event the option is not exercised, the Company shall have the right, commencing on the first anniversary and continuing until the second anniversary thereof, to purchase all of such Purchaser's Shares at the Repurchase Price applicable thereto. In the event the Company does not exercise its right to purchase such Shares, or is unable to purchase such Shares, and so long as the Principal Shareholders then own more than 50% of the Combined Voting Power of the then outstanding shares of capital stock of the Company, then the Company shall so notify the Principal Shareholders in writing no later than the second anniversary of the date of termination triggering the right to purchase, and for a period of 60 days following the second anniversary of such termination the Principal Shareholders (through their agent Charlesbank Capital Partners,
LLC) shall have all the rights conferred on the Company pursuant to this Section 4.2(b).

                  (c) Termination or Repurchase upon Death. If a Purchaser's employment with the Company shall terminate due to such Purchaser's death, or, if within one year after any other termination of employment with the Company, a Purchaser shall die, the Company shall have the right to purchase, and such Purchaser's descendants shall have the right to require the Company to purchase, all of such Purchaser's Shares at the Repurchase Price applicable thereto, commencing on the date of death of such Purchaser and continuing until the first anniversary thereof; provided that if and to the extent that, prior to such first anniversary, the Company is prohibited under the terms of any loan agreement, indenture, note, or other agreement from purchasing such Shares to the extent so required by a Purchaser's descendants, the Company shall not be obligated to make such purchase until it is no longer prohibited from doing so, in which case payment shall be made promptly after the removal of such prohibition. In the event the Company does not exercise its right to purchase such Shares, or is unable to purchase such Shares, and so long as the Principal Shareholders then own more than 50% of the Combined Voting Power of the then outstanding shares of capital stock of the Company, then the Company shall so notify the Principal Shareholders in writing no later than the first anniversary of the date of the death triggering the right to purchase, and for a period of 60 days following the first anniversary of the date of death the Principal Shareholders (through their agent Charlesbank Capital Partners, LLC) shall have all the rights conferred on the Company pursuant to this Section 4.2(c).



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                  (d) Delivery of Payment. The Company or the Principal
Shareholders or the Purchaser, as the case may be, shall notify the other of such party's exercise of its rights under this Section 4.2 by giving written notice of such exercise at least 10 and not more than 30 days before the date established by such electing party for such purchase or sale, as the case may be. On the date so designated, the Company or the Principal Shareholders shall deliver the appropriate Repurchase Price to such Purchaser by certified check or money order and such Purchaser shall deliver the certificates evidencing the Shares being purchased, duly endorsed for transfer as the Company or the Principal Shareholders may direct, and free and clear of any Claim. If any Shares evidenced by a certificate so surrendered are not being purchased pursuant to the terms hereof, the Company shall promptly issue to such Purchaser a replacement certificate evidencing the Shares not so purchased.

                  SECTION 4.3. Transfers Among Management or to Descendants. Any Purchaser may, so long as any right has not been exercised with respect to such Shares pursuant to Section 4.2, Transfer any Shares to another Purchaser or other management employee of the Company or one of its subsidiaries who has acquired or does acquire shares of Common Stock pursuant to a purchase agreement containing transfer and other restrictions substantially similar to, and no less favorable to the Company than, those contained herein or pursuant to an exercise of any option under the Option Plans (a "Management Employee"). Any Purchaser may Transfer all or any portion of such Purchaser's Shares to such Purchaser's spouse or descendants or a trust for the benefit of the Purchaser or his or her spouse or descendants or to a partnership or corporation controlled by the Purchaser or his or her spouse or descendants. Such Transfers shall be effective only if the transferee agrees to be bound by the terms of this Agreement.

                  SECTION 4.4. Right of First Offer. With respect to any Shares that a Purchaser wishes to Transfer, other than pursuant to Section 4.3 hereof, the following provisions shall apply.

                  (a) If a Purchaser desires to Transfer any such Shares, such Purchaser shall deliver to the Company, the Principal Shareholders, and the other Purchasers and Management Employees a written notice, which shall be irrevocable for a period of 60 days after delivery, offering all of such Shares to the Company, and so long as the Principal Shareholders then own more than 50% of the Combined Voting Power of the then outstanding shares of capital stock of the Company, the Principal Shareholders, and the other Purchasers and Management Employees at the purchase price and on the terms specified in the written notice. The Company shall have the first right and option, for a period of 30 days after delivery of such written notice, to purchase all (but not part) of such Shares at the purchase price and on the terms specified in the notice. Such acceptance shall be made by delivering a written notice to such transferring Purchaser within such 30-day period.

                  (b) If the Company fails to accept such offer, then upon the earlier of the expiration of such 30-day period or upon the receipt of a written rejection of such offer from the Company, the Principal Shareholders shall have the second right and option, until 15 days after the expiration of the 30-day period, to purchase all (but not part) of such Shares offered at the



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purchase price and on the terms specified in the notice. Such acceptance shall be made by delivering a written notice to the transferring Purchaser within the 15-day period.

                  (c) If the Principal Shareholders fail to accept such offer, then upon the earlier of the expiration of such 15-day period or upon the receipt of a written rejection of such offer from the Principal Shareholders, the other Purchasers and Management Employees (as a group) shall have the third right and option, until 15 days after the expiration of the 15-day period, to purchase on a pro rata basis with all other Purchasers and Management Employees so electing all (but not part) of such Shares offered at the purchase price and on the terms specified in the notice. Such acceptance shall be made by delivering a written notice to the transferring Purchaser within the second 15-day period.

                  (d) If the Company, Principal Shareholders, and the other Purchasers and Management Employees do not elect to purchase the Shares so offered, then the transferring Purchaser may Transfer all (but not part) of such Shares at a price not less than the price, and on terms not more favorable to the transferee of such Shares than the terms, stated in the original written notice of intention to sell, at any time within 15 days after the expiration of the period in which the other Purchasers and Management Employees could elect to purchase such Shares. If such Shares are not sold by the transferring Purchaser during such 15-day period, the right of the transferring Purchaser to sell such Shares shall expire and the rights and obligations set forth in this Section 4.4 shall be reinstated with respect to such Shares.

                  (e) The rights of the Principal Shareholders under this
Section 4.4 shall terminate if at the time of the proposed Transfer the Principal Shareholders do not own more than 50% of the Combined Voting Power of the then outstanding shares of capital stock of the Company.

                  SECTION 4.5. Lock-up Agreements. If the Company proposes to register under the Securities Act any of its Common Stock for sale to the public, each Purchaser shall enter into such agreement (a "Lock-up Agreement") as may be requested by the underwriters of such registered offering, pursuant to which Lock-up Agreement such Purchaser shall refrain from selling any Shares during the period of distribution of Common Stock by such underwriters and for a period of up to 180 days following the effective date of such registration.

                  SECTION 4.6. Take-Along. If Charlesbank Capital Partners, LLC agrees to transfer all of the shares of Common Stock which it owns and which are owned by funds that it manages to any person or entity other than an affiliate of the Principal Shareholders, and so long as the Principal Shareholders then own more than 50% of the Combined Voting Power of the then outstanding shares of capital stock of the Company, then Charlesbank Capital Partners, LLC shall have the right to require the Purchasers to sell their Shares to such person or entity upon the same terms and subject to the same conditions as the Principal Shareholders have agreed to sell their shares. The Principal Shareholders shall provide a written notice of such sale not less than 30 days prior to the closing of such sale.

                                    ARTICLE V

                                  Miscellaneous

                  SECTION 5.1. Option Shares; Dividends; Reclassifications. If, subsequent to the date hereof, any shares of Common Stock are issued to a Purchaser pursuant to the exercise of any option (including options granted under the Option Plans), warrant or other security convertible into or exercisable for shares of Common Stock, or any shares or other securities are issued with respect to, or in exchange for, any of the Shares by reason of any reincorporation, stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares of Common Stock and such other shares or securities shall be deemed to be Shares for all purposes of this Agreement.

                  SECTION 5.2. Survival of Provisions; Termination. (a) All of the representations, warranties and covenants made herein and each of the provisions of this Agreement shall, except as otherwise expressly set forth herein, survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchasers, the acceptance of the Purchased Shares and payment therefor or the termination of this Agreement.

                  (b) This Agreement shall terminate upon the earliest to occur of the (i) issuance by the Company or sale by the shareholders of the Company to the public on a Form S-1 under the Securities Act of shares of Common Stock representing at least 40% of the Common Stock outstanding after such issuance or sale, (ii) tenth anniversary of the date of this Agreement and (iii) written consent of all of the Purchasers, the Management Employees and the Company. Upon such a termination, all rights and obligations under this Agreement shall terminate, except the Purchasers' obligations under Section 4.5 with respect to a Lock-up Agreement entered into in connection with a public offering referred to in the foregoing clause (i), if applicable.

                  SECTION 5.3. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section 5.3:

                           (a)      if to the Company:

                                    The J.H. Heafner Company, Inc.
                                    2105 Water Ridge Parkway
                                    Suite 500
                                    Charlotte, North Carolina  28217
                                    Attention:  J. Michael Gaither
                                    Telecopier No.:  (704) 423-9469

                           with a copy to:

                                    Howard, Smith & Levin LLP

                                    1330 Avenue of the Americas
                                    New York, New York 10019
                                    Attention:  Scott F. Smith, Esq.
                                    Telecopier No.:  (212) 841-1010

                          (b)       if to a Purchaser, at the address set forth
opposite such Purchaser's name on the signature pages hereof; and

                          (c)       if to the Principal Shareholders:

                                    Charlesbank Capital Partners, LLC
                                    600 Atlantic Avenue
                                    Boston, Massachusetts 02210-2203
                                    Attention: Mark A. Rosen and Tami E. Nason
                                    Telecopier: (617) 619-5402

                          with a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    919 Third Avenue
                                    New York, NY 10022
                                    Facsimile:  (212) 735-2000
                                    Attention:  David J. Friedman

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after delivery to a courier, if delivered by commercial overnight courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

                  SECTION 5.4. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The provisions of Article IV also shall inure to the benefit of and be enforceable by the Management Employees and the Principal Shareholders. A Purchaser may assign its rights hereunder only in conjunction with, and to a transferee of, a Transfer permitted pursuant to the terms of
Article IV, and any such assignee shall be deemed to be a "Purchaser" for purposes of this Agreement. The Company may not assign any of its rights or obligations hereunder without the consent of Purchasers holding a majority of the Shares outstanding; provided that any successor by merger or consolidation of the Company or similar transaction shall be bound by and benefit from the terms hereof as if named as the Company hereunder.

                  SECTION 5.5. Amendment and Waiver. No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver of or consent to any departure by the Company or the Purchasers from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth herein. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and Purchasers holding at least a majority of the Shares issued and outstanding and with respect to any amendment, modification or termination of the rights or obligations of the Principal Shareholders under Article IV, the Principal Shareholders (through their agent Charlesbank Capital Partners, LLC); provided that the provisions of Section 5.2(b) and of this sentence shall not be amended or waived without the written consent of all of the Purchasers and the Company.

                  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or the Purchasers in any case shall entitle the Company or the Purchasers to any other or further notice or demand in similar or other circumstances.

                  SECTION 5.6. Purchaser Representative. If the Purchaser has been represented by a purchaser representative in connection with his investment in the Shares, in evaluating the Purchaser's investment in the Shares the Purchaser has been advised by such purchaser representative as to the merits and risks of the investment in general and the suitability of the investment for the Purchaser in particular, and the purchaser representative has disclosed in writing any material relationship, actual or contemplated, between the purchaser representative and any entity connected to the transactions contemplated hereby, or affiliate of any such entity, and any compensation received or to be received as a result of such relationship.

                  SECTION 5.7. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 5.8. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  SECTION 5.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  SECTION 5.10. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  SECTION 5.11. Entire Agreement; 1997 Purchase Agreement. This Agreement, together with the exhibits hereto and the terms of the Common Stock, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto and the Common Stock, supersede all prior agreements and understandings among the parties with respect to such subject matter hereof. In addition, the 1997 Purchasers and the Company agree that, with respect to the 1997 Shares, in the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the 1997 Purchase Agreement, the terms and conditions of this Agreement shall control.

                  SECTION 5.12. Expenses. Each party to this Agreement shall each bear its or his own costs incurred in connection with the negotiation, execution and delivery and enforcement of this Agreement, including the fees and expenses of lawyers, financial advisors and accountants.

                  SECTION 5.13. Certain Definitions and Rules of Interpretation. Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; (vi) a reference to GAAP or generally accepted accounting principles refers to United States generally accepted accounting principles; and (vii) a reference in this Agreement to an Article, Section or
Exhibit is to the Article, Section or Exhibit of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase and Stockholders' Agreement to be executed and delivered as of the date first above written.

                                 THE J.H. HEAFNER COMPANY, INC.



                                  By: /s/ Donald C. Roof
                                     ----------------------------------------
                                          Donald C. Roof
                                          President and Chief Executive Officer

Address for Notices:                  /s/ Daniel K. Brown
17915 Jetton Road                    ----------------------------------------
Cornelius, NC 28031                       Daniel K. Brown

Address for Notices:                  /s/ J. Michael Gaither
315 West 7th Street                  ----------------------------------------
Newton, NC 28658                          J. Michael Gaither

Address for Notices:                  /s/ Richard P. Johnson
18816 Balmore Pines Lane             ----------------------------------------
Cornelius, NC 28031                       Richard P. Johnson

Address for Notices:                  /s/ P. Douglas Roberts
4520 Golf Course Drive               ----------------------------------------
Westlake Village, CA 91362                P. Douglas Roberts

Address for Notices:                  /s/ Donald C. Roof
6705 Seton House Lane                ----------------------------------------
Charlotte, NC 28277                       Donald C. Roof

                                                                       Exhibit A
                              to Securities Purchase and Stockholders' Agreement


                                                                                  Purchase Price
  Shareholder                Number of Purchased Shares         Cash                   Notes                  Total
  -----------                --------------------------         ----                   -----                  -----
Daniel K. Brown                         25,000                 $ 25,000               $200,000               $225,000

J. Michael Gaither                      25,000                 $ 25,000               $200,000               $225,000

Richard P. Johnson                      25,000                 $ 25,000               $200,000               $225,000

P. Douglas Roberts                      25,000                 $ 25,000               $200,000               $225,000

Donald C. Roof                          50,000                 $450,000                      0               $450,000

                                                                       Exhibit B
                              to Securities Purchase and Stockholders' Agreement


                      FORM OF FULL RECOURSE PROMISSORY NOTE


$[          ]                                                    May [   ], 1999

                  For value received, [      ] (the "Payor"), promises to pay to
the order of The J.H. Heafner Company, Inc., a North Carolina corporation
("Payee"), the aggregate principal sum of $[      ] (the "Principal Sum"),
subject to the terms of, and payable as set forth in, Section 1 hereof, and to pay interest from the date hereof as provided herein. Interest shall be calculated on the basis of a 365-day year and shall be payable in arrears on the last day of April of each year, commencing April 30, 2000, on the unpaid balance of the principal amount of the Note, at the rate per annum equal to the Borrowing Rate. The "Borrowing Rate" means, for any period, a fluctuating interest rate per annum equal for each 30-day period during such period to the 30-day LIBOR rate published by the Wall Street Journal on the first business day of each such 30-day period during the period plus 1.75%. The Borrowing Rate will be calculated for each period ending on (but not including) an interest payment date under this Note. The first period of calculation of the Borrowing Rate shall commence on the date hereof and each subsequent period shall commence on the immediately preceding interest payment date under this Note. Unless sooner paid, all unpaid principal of and interest on this Note shall be due and payable on May [ ], 2006.

                  Section 1 - Payments of Principal and Interest

                  Subject to the Payor's right to prepay this Note at any time, the Payor shall make annual principal payments on the last day of each April beginning April 30, 2002 equal to the greater of (x) 20% of the original Principal Sum of this Note and (y) 50% of the Payor's annual after-tax bonus on account of the preceding fiscal year under the Executive Bonus Plan or such other annual bonus plan of the Payee adopted in lieu of the Executive Bonus Plan.

                  In the event of the termination of employment of Payor for any reason and the exercise by Payee (or others) of the right to repurchase the Pledged Securities (as defined below) pursuant to the Securities Purchase and Stockholders' Agreement, dated May [ ], 1999, among the Payor, the Payee and others, the Payor shall promptly after such repurchase repay all then outstanding principal and interest under this Note. The Payee may setoff against any amounts owed to the Payor in connection with the repurchase of the Pledged Securities, amounts outstanding under this Note.

                  Upon payment in full of all outstanding principal of and interest on this Note, the Payor's obligations in respect of this Note shall terminate, the Collateral (as defined below) will immediately be released from the Payee's security interest under Section 4, and the Payee shall deliver to the Payor the Pledged Securities and all stock powers and other documents and instruments delivered to Payee in connection with the grant of a security interest in the Collateral.

                  Payments of principal of and interest on this Note shall be made to Payee in lawful money of the United States of America by check payable to the order of The J.H. Heafner Company, Inc., 2105 Water Ridge Parkway, Suite 500, Charlotte, North Carolina, 28217, or such other place or places within the United States as may be specified by Payee in a written notice to the Payor at least 10 business days before any payment date.

                  The Payor shall have the right at any time and from time to time to prepay this Note in whole or in part, together with interest on the amount prepaid to the date of prepayment, without penalty or premium.

                  Section 2 - Events of Default

                  (a) The following shall constitute an "Event of Default" under this Note.

                           (i) Default shall be made in the payment of the principal of or interest on this Note, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration or otherwise, and such default shall continue unremedied for 45 days after notice thereof shall have been given by Payee to Payor;

                           (ii) Payor shall have filed or have filed against Payor a petition in bankruptcy or for similar relief pursuant to present or future federal bankruptcy, insolvency or similar law or the law of any other jurisdiction or consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for all or any substantial part of Payor's property: or

                           (iii) Payor shall have made a general assignment for the benefit of creditors or shall admit in writing Payor's inability to pay Payor's debts generally as they become due.

                  (b) In case of the happening of an Event of Default, Payee may, by written notice to Payor, declare due and payable this Note, whereupon the same shall be due an payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. In the case of the happening of an Event of Default under Section 2(a)(ii) or (iii), this Note shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                  Section 3 - Set Off

                  The Payee shall have the right to setoff against any amount of principal due and payable hereunder as provided in the first paragraph of
Section 1 hereof, amounts owed to Payor under the Executive Bonus Plan or any other annual bonus plan of the Payee adopted in lieu of the Executive Bonus Plan.

                  Section 4 - Grant of Security Interest

                  (a) As security for the full and punctual payment of the Principal Sum and accrued interest on this Note when due and payable (whether upon stated maturity, by acceleration or otherwise), the Payor hereby grants and pledges a continuing lien on and security interest in, and, as a part of such grant and pledge, hereby pledges, assigns, transfers and conveys to the Payee as collateral security, the securities to be acquired from the Payee in exchange for this Note (the "Pledged Securities") and the proceeds of any and all dividends and other distributions made in respect of the Pledged Securities (collectively, the "Collateral").

                  (b) The Payor will defend the Payee's right, title and interest in and to the Collateral against the claims and demands of all other persons.

                  (c) The Payor hereby delivers to the Payee the certificates representing the Pledged Securities, together with appropriate undated stock powers duly executed in blank for the Pledged Securities and agrees that it will deliver, if necessary or appropriate, additional updated stock powers duly executed in blank for the Collateral from time to time hereafter.

                  (d) So long as there has not been an Event of Default, the Payor shall be entitled to vote the Pledged Securities and to give all consents, waivers and ratifications in respect of the Pledged Securities. Upon the occurrence of an Event of Default, all voting and other consensual rights of the Payor in the Pledged Securities shall cease and may be exercised by the Payee.

                  (e) Upon the occurrence of an Event of Default, the Payee shall have and may exercise all rights and remedies afforded to a secured party hereunder and under applicable law, and shall have the right to retain the Collateral in partial or full satisfaction of the Payor's obligations under this Note, with the Payor remaining liable for any deficiency.

                  (f) The Payor agrees that at any time and from time to time upon the written request of the Payee, the Payor will execute and deliver such further documents and do or cause to be done such further acts and things as the Payee may reasonably request in order to effect the grant of the security interest hereunder.

                  Section 5 - Governing Law

                  THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PAYOR AND PAYEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

                  IN WITNESS WHEREOF, the Payor has executed this Note as of the day and year first above written.




                                             -----------------------------------
                                             [INSERT NAME OF PAYOR]